UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C. V6C 3L2		n/a
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 4, 2015, the board of directors of Silver Bull Resources, Inc. (the "Company") authorized (i) the delisting of the Company's common stock from the NYSE MKT exchange and (ii) the application for designation of the Company's common stock on the OTCQX market.  On June 5, 2015, the Company notified the NYSE MKT exchange of its decision to voluntarily delist its common stock from the exchange.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2015, Company entered into an Amendment to Amended and Restated Employment Agreement (the "Amendment") with each of Timothy Barry, the Company's Chief Executive Officer, Sean Fallis, the Company's Chief Financial Officer, and Brian Edgar, the Company's Chairman.

The Amendment expanded the definition of "Change of Control," upon which amounts may be payable by the Company to each of Messrs. Barry, Fallis and Edgar, to include a transaction or series of transactions by which any person, entity or group acquires beneficial ownership of at least 20% of the Company's securities entitled to vote in the election of directors, and a majority of the Company's board of directors resigns and is replaced with nominees designated by such person, entity or group.

The foregoing description of the Amendment to Amended and Restated Employment Agreement is qualified in its entirety by reference to the form of Amendment to Amended and Restated Employment Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Amended and Restated Employment Agreement, dated June 4, 2015, by and between the Company and each of Timothy Barry, Sean Fallis and Brian Edgar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Amended and Restated Employment Agreement, dated June 4, 2015, by and between the Company and each of Timothy Barry, Sean Fallis and Brian Edgar.